THIRD AMENDMENT TO THE
SILVERBOW RESOURCES, INC.
2016 EQUITY INCENTIVE PLAN

    This Third Amendment (the “Third Amendment”) to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), is made effective as of May 17, 2022 (the “Amendment Effective Date”), subject to approval by the shareholders of SilverBow Resources, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Company previously adopted the Plan;
WHEREAS, Section 13.1 of the Plan provides that the Board may amend, modify or suspend the Plan, except that any amendment to increase the number of securities which may be issued under the Plan is subject to approval by the shareholders of the Company; and
    WHEREAS, the Board desires to amend the Plan in order to increase the number of Shares available for issuance under the Plan by 800,000.

    NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

Section 4.1.1 of the Plan shall be deleted in its entirety and replaced with the following:

    “Subject to adjustment as provided in Section 4.3, the number of Shares available for delivery pursuant to (a) Options or SARs, (b) Restricted Stock, (c) Restricted Stock Units, (d) Performance Awards, and (e) awards contemplated by Article XI of this Plan granted under the Plan shall be, in the aggregate, 2,807,011 Shares. Shares awarded under the Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The aggregate number of Shares available under this Section 4.1 will be reduced by one Share for every Share subject to an award granted under this Plan.”

FURTHER RESOLVED, that, as amended hereby, the Plan is specifically ratified and reaffirmed.

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis

Name:	Christopher M. Abundis

Title:	EVP, CFO, General Counsel and Secretary